Exhibit 99.1

DEREK P. LINDE NAMED PRESIDENT OF GES AS PART OF EXPANDED ROLE

SCOTTSDALE, June 3, 2024 - Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition services, and experiential marketing, today announced the promotion of Derek P. Linde to GES President, in addition to his existing role as Viad’s Chief Operating Officer, effective June 3, 2024.

Steve Moster, president and chief executive officer of Viad, said, “Derek is a trusted thought leader who has demonstrated his ability to advance our strategic goals through a collaborative approach. Over the past few years, he has been instrumental in shaping and supporting important transformative actions across GES that delivered enhanced revenue growth, profitability, and cash flow, including the launch of our Spiro experiential marketing agency and various margin initiatives within GES Exhibitions. Under Derek’s leadership, the GES team will continue to build on the momentum of our successful strategies by capitalizing on GES’s global strength and growth opportunities.”

Mr. Linde joined Viad as General Counsel and Corporate Secretary in April 2018 and was promoted to Chief Operating Officer in March 2022. In this role, Mr. Linde has helped define and drive strategic and operating initiatives that are accelerating the growth of the enterprise and positioning Viad to maximize value now and into the future. Prior to joining Viad, Mr. Linde served in various legal leadership roles at Illinois Tool Works Inc. (NYSE: ITW) supporting enterprise transformation and business operating objectives, and as a partner at the global law firm of Winston & Strawn LLP.

Linde said, “GES is a powerhouse in the exhibition and experiential marketing space with unmatched global reach and a full range of capabilities to deliver extraordinary experiences for an expanding, diversified client base. Over the past several years, we have positioned GES to deliver strong EBITDA growth into the future by leveraging our leading capabilities and flexible operating model. I am honored to have the opportunity to work with the extraordinary team members across the business to continue our exciting growth story.”

About Viad

Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition management services, and experiential marketing through

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two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.

Pursuit is a global attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations. Pursuit’s elevated hospitality experiences enable visitors to discover and connect with world-class attractions, distinctive lodges, and engaging tours in stunning national parks and renowned global travel locations, in addition to experiencing our collection of Flyover Attractions in the vibrant cities of Vancouver, Reykjavik, Las Vegas, and Chicago.

GES is a global exhibition management and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

For more information, visit www.viad.com.

Contacts:

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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the importance of key members of our account teams to our business relationships;
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our ability to manage our business and continue our growth if we lose any of our key personnel;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;
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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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sufficiency and cost of insurance coverage; and
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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